AMERIQUEST
MORTGAGE
COMPANY




                              OFFICERS CERTIFICATE
                         ANNUAL STATEMENT OF COMPLIANCE


                       MORTGAGE PASS-THROUGH CERTIFICATES
                       RESIDENTIAL MORTGAGE LOANS, SERIES
               1996-LB,1996-LB3,1997-LB1,1997-LB2,1997-LB3,1997LB4
                       1997-LB5,1997-LB6,1997-AQ1,1997-AQ2

IN ACCORDANCE WITH THE APPROPRIATE SECTION OF THE ABOVE-CAPTIONED POOLING AND SERVICING AGREEMENTS, I, JULE J. KEEN'AND SHAWNA R. OGILVIE OF AMERIQUEST MORTGAGE COMPANY, (THE"SERVICER") HEREBY CERTIFY:

(i) A REVIEW OF THE ACTIVITIES OF THE SERVICER DURING THE PRECEDING CALENDAR. YEAR,AND OF PERFORMANCE UNDER THESE AGREEMENTS HAVE BEEN MADE UNDER OUR SUPERVISION.

(ii) TO THE BEST OF OUR KNOWLEDGE, BASED ON SUCH REVIEW, TI-IE SERVICER HAS FULFILLED ALL ITS OBLIGATIONS UNDER THESE AGREEMENTS THROUGHOUT SUCH YEAR.


CERTIFIED THIS 15th DAY OF April, 1998

BY:/S/ JULE J.KEEN
JULE J. KEEN
EXECUTIVE VICE PRESIDENT

BY /S/ SHAWNA R. OGLIVIE
SHAWNA R. OGLIVIE
VICE PRESIDENT



505 Main Street, Suite 6000, Orange, California 92868-4309, (714) 543.5262
FAX (714) 542-3059